Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906

OF THE SARBANES-OXLEY ACT OF 2002

This statement is being furnished in connection with the filing by the Company of the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2014 (the “Report”). Each of the undersigned, Anthony Labozzetta, Chief Executive Officer, and Steven M. Fusco, Chief Financial Officer, hereby certifies that, to his knowledge:

A)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and

B)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:	/s/ Anthony Labozzetta
ANTHONY LABOZZETTA
President and Chief Executive Officer
(Principle Executive Officer)
Date: November 13, 2014

By:	/s/ Steven M. Fusco
STEVEN M. FUSCO
Senior Executive Vice President and Chief Financial Officer
(Principle Financial and Accounting Officer)
Date: November 13, 2014